As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-191004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citizens Independent Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	6022	31-1441050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

188 West Main Street
Logan, Ohio 43138
(740) 385-8561

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donald P. Wood, Chairman of Board
188 West Main Street
Logan, Ohio 43138
(740) 385-8561

(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:

Michael D. Martz
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, OH 43215
Telephone: (614) 464-6400
Facsimile: (614) 464-6350

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subscription Rights, each to purchase one common share, no par value per share	—	—	—	—	(2)
Common Shares, no par value per share, underlying the Subscription Rights(1)			$6,000,000	$818.40	(3)
Warrants		—	—	—	(4)
Common Shares underlying the Warrants	—	—	$3,000,000	$409.20	(3)
Total	—	—	$9,000,000	$1,227.60

(1)	This Registration Statement relates to (a) subscription rights to purchase common shares, (b) common shares deliverable upon the exercise of the subscription rights, (c) warrants deliverable upon the purchase of every two common shares and (d) the common shares deliverable upon exercise of the warrants.

(2)	The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

(4)	Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby since the warrants are being registered in the same registration statement as the securities to be offered pursuant thereto.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file an exhibit to the registration statement as indicated in Item 16(a) of Part II of this amendment in order to correct a typo in Exhibit 5 which was previously filed. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement and the filed exhibit.

Item 16. Exhibits.

ITEM	DESCRIPTION	DOCUMENT REFERENCE
Exhibit 1.1	Form of Subscription/Escrow Agent Agreement	(previously filed)
Exhibit 3.1	Articles of Incorporation of Citizens Independent Bancorp, Inc., as amended	(previously filed)
Exhibit 3.2	Code of Regulations of Citizens Independent Bancorp, Inc.	(previously filed)
Exhibit 4.1	Specimen Common Share Certificate of Citizens Independent Bancorp, Inc.	(previously filed)
Exhibit 4.2	Form of Warrant Certificate	(previously filed)
Exhibit 4.3	Form of Rights Certificate	(previously filed)
Exhibit 5	Opinion of Vorys, Sater, Seymour and Pease LLP	filed herewith
Exhibit 10.1	2012 Consent Order	(previously filed)
Exhibit 10.2	Consulting Agreement with Donald P. Wood	(previously filed)
Exhibit 10.3	Management Employment Agreement	(previously filed)
Exhibit 21	Subsidiaries of Bancorp	(previously filed)
Exhibit 23.1	Consent of Dixon, Davis & Bagent LLP	(previously filed)
Exhibit 23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5)	filed herewith
Exhibit 24	Power of Attorney	(previously filed)
Exhibit 99.1	Form of Instructions as to Use of Subscription Rights Certificate	(previously filed)
Exhibit 99.2	Form of Letter to Shareholders who are Record Holders	(previously filed)
Exhibit 99.3	Form of Letter to Nominee Holders whose Clients are Beneficial Holders	(previously filed)
Exhibit 99.4	Form of Letter to Clients of Nominee Holders	(previously filed)
Exhibit 99.5	Form of Beneficial Owner Election Form	(previously filed)
Exhibit 99.6	Form of Nominee Holder Certification	(previously filed)
Exhibit 99.7	Form of Notice of Important Tax Information	(previously filed)
Exhibit 99.8	Form of Cover Letter to Shareholders	(previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Logan, State of Ohio, on October 23, 2013.

Citizens Independent Bancorp, Inc.

By	/s/ Ronald R. Reed Ronald R. Reed, President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Donald P. Wood Donald P. Wood, Chairman of the Board

Date: October 23, 2013

By	/s/ Robert Lilley Robert Lilley, Director

Date: October 23, 2013

By	/s/ Michael Shawd Michael Shawd, Director

Date: October 23, 2013

By	/s/ William J. Mauck William J. Mauck, Director

Date: October 23, 2013

By	/s/ Daniel Stohs Daniel Stohs, Director

Date: October 23, 2013

By	/s/ David A. Kowalski David A. Kowalski, Principal Financial Officer and Principal Accounting Officer

Date: October 23, 2013

*	The above-named directors of the Company sign this registration statement by Donald P. Wood, their attorney-in-fact, pursuant to the Power of Attorney signed by each of the above-named directors, which Power of Attorney was previously filed with the Registration Statement on Form S-1 all in the capacities indicated and on July 26, 2013.

By: /s/ Donald P. Wood Donald P. Wood, Attorney-in-Fact